NSAR ITEM 77O
September 1, 2001 - February 28, 2002
VK Corporate Bond Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Singapore      Salomon     310,000      0.062%     11/15/01
                  Telecommuni-   Brothers
                  cations, Ltd.



Underwriters for #1

Citibank
Salomon Smith Barney
Citicorp Investment Bank (Singapore) Limited
Deutsche Bank
JP Morgan
Goldman Sachs
Goldman Sachs (Singapore) Pte.
Morgan Stanley